                                                       EXHIBIT 11



           CROWN CENTRAL PETROLEUM CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER SHARE
              (thousands of dollars except per share amounts)



                                 Three Months Ended         Nine Months
                                    September 30       Ended
                                                          September 30
                                   1997                   1997
                                            1996                  1996
Primary    and   Fully   Diluted
Earnings Per Share

Net income (loss) applicable  to $11,265     $(3,636        $          $
common shares                               )          19,896     (13,634
                                                                  )


Shares  outstanding as  reported
at the beginning
 of the period                   9,995,1     9,988,
                                 80         989        9,983,180  9,952,950

Restricted  shares held  by  the
Company at the
 beginning or the period         (260,700    (264,750
                                 )          )          (249,700   (255,300
                                                       )          )

Weighted average effect of 9,306
shares of common
 stock issued in September 1997    3,102
                                                       1,034

Weighted average effect of 9,306
shares of common
 stock issued in August 1997       6,204
                                                       2,068

Weighted average effect of 1,840
shares of common
 stock issued in July 1997         1,840
                                                       614

Weighted average effect of 1,000
shares of common
 stock issued in June 1997
                                                       444

Weighted average effect of 8,139
shares of common
 stock issued in July 1996                    8,139
                                                                  2,713

Weighted average effect of 1,000
shares of common
 stock issued in June 1996
                                                                  444

Weighted average effect of 4,730
share of common
 stock issued in May 1996
                                                                  2,628

Weighted   average   effect   of
13,559 share of common
 stock issued in April 1996
                                                                  9,039

Weighted average effect of 7,300
shares of common
 stock issued in March 1996
                                                                  5,678

Weighted   average   number   of
common shares
 outstanding, at period end      9,745,6     9,732,
                                 26         378        9,737,640  9,718,152

Net  income  (loss)  per  common $  1.16     $ (.37)        $          $
share                                                  2.04       (1.40
                                                                  )
